SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Definitive Information Statement

EASTMAN KODAK COMPANY

(Name of Registrant As Specified In Its Charter)

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EASTMAN KODAK COMPANY

343 State Street

Rochester, New York 14650

NOTICE OF ACTION BY WRITTEN CONSENT

TO BE EFFECTIVE AUGUST [●], 2019

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Eastman Kodak Company:

We are furnishing the accompanying Information Statement to the holders of common stock, par value $0.01 per share (the “Common Stock”), of Eastman Kodak Company, a New Jersey corporation (the “Company,” “we,” “us” or “our”) pursuant to the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the requirements of the New Jersey Business Corporation Act, in connection with a written consent in lieu of a special meeting (the “Written Consent”), dated as of July 19, 2019.

The Written Consent approves the following corporate actions (collectively the “Corporate Actions”), each as more fully described in the accompanying Information Statement:

•

CORPORATE ACTION 1: in connection with the issuance and sale of a series of 5.00% Secured Convertible Notes of the Company (the “Notes”), as recommended by a Special Committee of the Board of Directors of the Company (the “Board”) comprised of independent directors who are not affiliated with the purchasers of the Notes, and approved by disinterested members of the Board, to approve (i) the issuance and conversion feature of the Notes; (ii) the issuance of shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes; (iii) the issuance of shares of Common Stock to a Related Party (as defined in the rules and regulations of the New York Stock Exchange (the “NYSE”)); (iv) the issuance of shares of Common Stock equal to or in excess of 20% of the voting power of the Company or the number of shares of Common Stock outstanding before the original issuance date of the Notes, upon conversion of the Notes, pursuant to the terms of the Notes; and (v) the issuance of shares of Common Stock upon conversion of the Notes to the extent that such action results in a “change of control” of the Company;

•

CORPORATE ACTION 2: to approve the adoption of a new protective amendment (the “Protective Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to restrict certain transfers of the Common Stock in order to help preserve the tax treatment of the Company’s United States net operating losses and foreign tax credits; and

•

CORPORATE ACTION 3: to approve the adoption of a tax asset protection plan (the “Proposed Plan”) to deter certain transfers of the Common Stock in order to help preserve the tax treatment of the Company’s United States net operating losses and foreign tax credits.

The Written Consent was executed by:

•	the holders of approximately [53]% of the voting power of our outstanding shares entitled to vote on these matters, excluding shares beneficially owned by the purchasers of the Notes;

•	the holders of approximately [67]% of the voting power of our outstanding shares of Common Stock and 5.50% Series A Convertible Preferred Stock (the “Series A Preferred Stock”); and

•

the holders of approximately [58]% of our outstanding shares of Common Stock, voting separately as a class, and 100% of our outstanding shares of Series A Preferred Stock, voting separately as a class (together, the “Voting Shareholders”)

Each share of Series A Preferred Stock is convertible into 5.7471 shares of Common Stock and entitles its holder to vote on each matter submitted to holders of our Common Stock on an as-converted basis. All shares of Series A Preferred Stock are beneficially owned by Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, each of whom is also a purchaser of the Notes, which are investment funds managed by Southeastern Asset Management, Inc.

A copy of the Written Consent is attached as Annex A to the accompanying Information Statement.

Corporate Action 1 was approved by shareholders representing a majority of the voting power of (a) our outstanding shares of Common Stock and Series A Preferred Stock and (b) our outstanding shares of Common Stock and Series A Preferred Stock not owned by the purchasers of the Notes, as required by the NYSE rules and New Jersey law, as applicable. The Notes transaction and the terms of the Notes are described more fully in the accompanying Information Statement under the heading “Corporate Action 1.” The Form of Note which sets forth the terms of the Notes was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 24, 2019.

Corporate Action 2 was approved by shareholders representing a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock, as required by the Certificate of Incorporation and New Jersey law. The Protective Amendment is described more fully in the accompanying Information Statement under the heading “Corporate Action 2.” When the Protective Amendment becomes effective, which will not occur until 20 calendar days after the mailing of this Information Statement, a copy of the Protective Amendment will be filed as an exhibit to a Current Report on Form 8-K filed by the Company with the SEC.

Corporate Action 3 was approved by shareholders representing a majority of our outstanding shares of Common Stock and the Series A Preferred Stock, voting separately as classes, as required by the Certificate of Incorporation. The Proposed Plan is described more fully in the accompanying Information Statement under the heading “Corporate Action 3.” When the Company adopts the Proposed Plan, which will not occur until 20 calendar days after the mailing of this Information Statement, a copy of the plan adopted will be filed as an exhibit to a Current Report on Form 8-K filed by the Company with the SEC.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will become effective on or after August [•], 2019, which is 20 calendar days following the date we first mail the Information Statement to holders of our Common Stock.

As described in the Information Statement, the Corporate Actions have already been approved by the relevant Voting Shareholders. Accordingly, the Company is not soliciting your proxy or consent in connection with the matters discussed above or in the Information Statement.

You are urged to read the Information Statement in its entirety.

The Information Statement is being mailed on or about July [•], 2019 to shareholders of record as of July 19, 2019.

THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT.

By Order of the Board of Directors,

/s/ James V. Continenza
James V. Continenza
Executive Chairman of the Board of Directors of Eastman Kodak Company

EASTMAN KODAK COMPANY

INFORMATION STATEMENT

July [●], 2019

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

General Information

The Board of Directors (the “Board”) of Eastman Kodak Company, a New Jersey corporation (the “Company,” “we,” “us” or “our”), is furnishing this Information Statement to the holders of our common stock, par value $0.01 per share (the “Common Stock”), in connection with a written consent in lieu of a special meeting (the “Written Consent”), dated as of July 19, 2019, executed by (a) the holders of approximately [53]% of the voting power of our outstanding shares entitled to vote on these matters, excluding shares beneficially owned by the Purchasers (as defined below); (b) the holders of approximately [67]% of the voting power of our outstanding shares of Common Stock and 5.50% Series A Convertible Preferred Stock (the “Series A Preferred Stock”); and (c) the holders of approximately [58]% of our outstanding shares of Common Stock, voting separately as a class, and 100% of our outstanding shares of Series A Preferred Stock, voting separately as a class (together, the “Voting Shareholders”). A copy of the Written Consent is attached as Annex A to this Information Statement.

Each share of Series A Preferred Stock is convertible into 5.7471 shares of Common Stock and entitles its holder to vote on each matter submitted to holders of our Common Stock on an as-converted basis. All shares of Series A Preferred Stock are beneficially owned by Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited or Deseret Mutual Pension Trust, each of whom is also a purchaser of the Notes described below (each a “Purchaser” and collectively the “Purchasers”), which are investment funds managed by Southeastern Asset Management, Inc. (“Southeastern”).

The Written Consent was executed in accordance with the New Jersey Business Corporation Act (the “NJBCA”), our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Fourth Amended and Restated By-laws (the “By-laws”), which permit any action which may be taken at a meeting of our shareholders to also be taken by the written consent of our shareholders. As more fully described in this Information Statement, the Corporate Actions require the approval of the Voting Shareholders.

This Information Statement is being furnished to all holders of shares of our Common Stock in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder, and the requirements of the NJBCA, solely for the purpose of informing our shareholders of the Corporate Actions to be taken by written consent before they become effective.

This Information Statement is being mailed on or about July [•], 2019 to shareholders of record as of July 19, 2019 (the “Record Date”). Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will become effective on or after August [•], 2019, which is 20 calendar days following the date we first mail this Information Statement to holders of our Common Stock.

The Voting Shareholders approved the Corporate Actions by the Written Consent dated as of July 19, 2019.

The Action by Written Consent

Corporate Action 1 – Approval of Certain Actions in Connection with the Issuance of the Notes

On May 20, 2019, the Board approved the issuance and sale of the Notes and related actions, as recommended by a Special Committee of the Board comprised of independent directors who are not affiliated with the Purchasers (the “Special Committee”). Among other actions, the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock approved:

•	the conversion feature of the Notes;

•	the issuance of shares of Common Stock to a Related Party (as defined in the rules and regulations of the New York Stock Exchange (the “NYSE”));

•

the issuance of shares of Common Stock equal to or in excess of 20% of the voting power of the Company or the number of shares of Common Stock outstanding before the original issuance date of the Notes, upon conversion of the Notes, pursuant to the terms of the Notes; and

•	the issuance of shares of Common Stock upon conversion of the Notes to the extent that such action results in a “change of control” of the Company,

each as required by the rules and regulations of the NYSE.

In addition, among other actions, the holders of a majority of the voting power of our outstanding shares of Common Stock not beneficially owned by the Purchasers approved:

•	the issuance of the Notes;

•	the conversion feature of the Notes; and

•	the issuance of shares of Common Stock upon conversion of the Notes, pursuant to the terms of the Notes,

each as required by Sections 4 and 5 of the New Jersey Shareholders Protection Act (the “NJSPA”).

Corporate Action 2 – Approval of the Protective Amendment

As more fully described below under the heading “Background and Reasons for the Shareholder Actions—Background and Reasons for Corporate Actions 2 and 3,” holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock approved, as required by the Certificate of Incorporation and the NJBCA, the adoption of a new protective amendment (the “Protective Amendment”) to the Certificate of Incorporation to restrict certain transfers of the Common Stock in order to help preserve the tax treatment of the Company’s United States net operating losses and foreign tax credits.

Corporate Action 3 – Approval of the Tax Asset Protection Plan

As more fully described below under the heading “Background and Reasons for the Shareholder Actions—Background and Reasons for Corporate Actions 2 and 3,” holders of a majority of our outstanding shares of Common Stock and the Series A Preferred Stock, voting separately as classes, approved, as required by the Certificate of Incorporation, a tax asset protection plan (the “Proposed Plan”) to deter certain transfers of the Common Stock in order to help preserve the tax treatment of the Company’s United States net operating losses and foreign tax credits.

ABOUT THIS INFORMATION STATEMENT

What is the Purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the NJBCA to notify you of the Written Consent signed by the Voting Shareholders with respect to the Corporate Actions. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Corporate Actions as soon as practicable to accomplish the purposes herein described, the Board elected to seek the written consent of the Voting Shareholders in lieu of a special meeting. We are making this Information Statement available to you on or about July [●], 2019. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is Entitled to Notice?

Each holder of record of our outstanding shares of Common Stock on the Record Date is entitled to notice of the actions to be taken pursuant to the Written Consent.

Why did the Company Seek Shareholder Approval?

Corporate Action 1

On May 20, 2019, the Board, following the recommendation of the Special Committee, authorized and approved the issuance and sale of up to $100 million aggregate principal amount of Notes (the “Issuance”). On May 20, 2019, the Company entered into a Purchase Agreement with the Purchasers for the purchase and sale of $100 million aggregate principal amount of Notes for a purchase price of $100 million (the “Purchase Agreement”). The Purchasers funded the purchase of the Notes from funds of Southeastern’s investment advisory clients. As provided in the Form of Note, and further described in this Information Statement, the Notes are convertible into shares of Common Stock pursuant to the terms of the Notes.

NYSE Rules

Because the Common Stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03(b) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions to (1) a director, officer or “substantial security holder” (as defined in Section 312.04 of the NYSE Listed Company Manual) of the Company (each a “Related Party”), (2) a subsidiary, affiliate or other closely related person of a Related Party, or (3) any company or entity in which a Related Party has a substantial direct or indirect interest; if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds, in the case of a “substantial security holder” either 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance or, in the case of an affiliate or other closely related person of a Related Party, either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance.

The Purchasers are “substantial security holders” of the Company for the purposes of the NYSE rules and regulations. In addition, two out of seven members of the Company’s Board were nominated by Southeastern (the “Southeastern Directors”). The Purchasers may therefore be considered to be closely related persons of the Southeastern Directors. Upon conversion of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, such shares of Common Stock issued to the Purchasers would exceed 5% of both the number of shares of Common Stock and 5% of the voting power outstanding before such issuance. Accordingly, holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock were asked to approve the conversion feature of the Notes and the issuance of shares of Common Stock that are issuable to the Purchasers upon conversion pursuant to the terms of the Notes.

In addition, Section 312.03(c) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before issuance of the common stock or of securities convertible into or exercisable for common stock.

Upon conversion of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, such shares of Common Stock would represent more than 20% of both the number of shares of Common Stock outstanding before the issuance of the Notes and the voting power outstanding before the issuance of the Notes. Accordingly, holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock were asked to approve the conversion feature of the Notes and the issuance of shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes in excess of 20% of the number of shares of Common Stock outstanding or the voting power of the Company before such issuance.

Further, Section 312.03(d) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of securities that will result in a change of control of the issuer.

The NYSE rules do not define a “change of control.”    Prior to the Issuance, the Purchasers beneficially owned 4,960,000 shares of Common Stock, representing 11.53% of the shares of Common Stock outstanding, and 2,000,000 shares of Series A Preferred Stock, which are convertible into 11,494,200 shares of Common Stock, vote with the Common Stock on an as-converted basis and represented 26.73% of the shares of Common Stock outstanding. As of the Record Date, the Common Stock and Series A Preferred Stock held by the Purchasers represented 30.19% of the voting power of the outstanding capital stock of the Company. On an as-converted basis, the Notes represent 31,497,850 shares of Common Stock, or 42.27% of the shares of Common Stock outstanding after giving effect to the issuance and conversion. Following the Issuance and based on the number of shares of Common Stock outstanding on the Record Date, the Purchasers would beneficially own 48.93% of the shares of Common Stock outstanding and their shares of Series A Preferred Stock vote with the shares of Common Stock on an as-converted basis, representing an aggregate of 55.75% of the voting power of the outstanding capital stock of the Company.    Given the percentage of Common Stock that may be held by the Purchasers upon conversion of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, holders of a majority of our outstanding shares of Common Stock were asked to approve any “change of control” of the Company pursuant to the NYSE rules.

New Jersey Shareholders’ Protection Act

Because the Company is organized under the laws of the state of New Jersey, we are subject to the NJSPA. The NJSPA was adopted in 1986 and restricts “business combinations” between a resident domestic corporation (such as the Company) and its interested stockholders. An “interested stockholder” generally is (i) a person that beneficially owns 10% or more of the voting power of the corporation, or (ii) an affiliate or associate of the corporation that held a 10% or greater beneficial ownership interest in the corporation at any time within the prior five years. A “business combination” includes, among other things, the issuance or transfer to the interested stockholder of stock with a market value greater than 5% of the corporation’s outstanding stock.

Section 4 of the NJSPA generally prohibits a resident domestic corporation from engaging in a business combination with an interested stockholder for a period of five years following the date on which the interested stockholder acquired his or its 10% interest in the Company (the “Stock Acquisition Date”) unless (i) the interested stockholder’s acquisition of his or its 10% interest in the Company was approved by the corporation’s board of directors prior to the Stock Acquisition Date, and (ii) the business combination is approved by: (A) the board of directors, or a committee of the board of directors, of the corporation consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (B) the affirmative vote of the holders of a majority of the corporation’s voting stock not beneficially owned by the interested stockholder.

Section 5 of the NJSPA generally prohibits a resident domestic corporation from engaging in a business combination with an interested stockholder unless the business combination is approved by: (A) the board of directors, or a committee of the board of directors, of the corporation consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (B) the affirmative vote of the holders of a majority of the corporation’s voting stock not beneficially owned by the interested stockholder if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors of the corporation prior to the consummation of such transaction or series of related transactions.

Because the Purchasers are “interested stockholders” and because the Issuance to the Purchasers may be deemed to be a “business combination,” each as defined in the NJSPA, holders of a majority of our voting stock not beneficially owned by the Purchasers were asked to approve the Issuance to the Purchasers, the conversion feature of the Notes and the issuance of all shares of Common Stock to the Purchasers that are issuable upon conversion pursuant to the terms of the Notes.

Section 7-9(4) of the NJBCA provides that, if provided in the authorization of the issuance of convertible securities by the shareholders of a New Jersey corporation, a board of directors may increase the authorized but unissued capital stock of the corporation without additional shareholder approval. Accordingly, holders of a majority of our outstanding shares of Common Stock were asked to consider and approve authorizing the Board to increase the amount of authorized shares of Common Stock to such number as will be not more than sufficient, when added to the previously authorized but unissued shares of Common Stock, to satisfy the conversion privileges of the Notes.

Corporate Actions 2 and 3

The Company has generated significant net operating losses and other deferred tax assets (the “NOLs”). At December 31, 2018, the Company had a U.S. federal net operating loss carryforward of approximately $804 million and $357 million in foreign tax credits carryforward (collectively, the “Tax Attributes”). The Tax Attributes are part of net-deferred tax assets of the Company’s U.S. consolidated income tax group.

Certain changes in ownership of the Company’s securities could impair or significantly limit the Company’s ability to use the Tax Attributes. The Protective Amendment and Proposed Plan are complementary measures designed to restrict and deter ownership changes that could reasonably be expected to affect the Company’s use of the Tax Attributes. The Board believes the adoption of both the Protective Amendment and the Proposed Plan is the most effective way to preserve the benefits of the Tax Attributes for long-term shareholder value. However, the Company cannot eliminate the possibility that an ownership change will occur despite the adoption of the Protective Amendment and the Proposed Plan.

Pursuant to the Certificate of Incorporation and the NJBCA, approval of the Protective Amendment requires the affirmative vote of a majority of the voting power of our outstanding shares of the Common Stock and the Series A Preferred Stock. Pursuant to the Certificate of Incorporation, approval of the Proposed Plan requires the affirmative vote of a majority of our outstanding shares of Common Stock and the Series A Preferred Stock, voting separately as classes.

What Corporate Actions Were Approved by the Voting Shareholders?

As of the Record Date, the Company had [43,015,101] shares of Common Stock issued and outstanding and 2,000,000 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to our shareholders. Each share of Series A Preferred Stock is convertible into 5.7471 shares of Common Stock and entitles its holder to vote on each matter submitted to holders of our Common Stock on an as-converted basis.

Pursuant to the Written Consent (attached hereto as Annex A), the following Corporate Actions were approved by the relevant Voting Shareholders, as described below:

•

In accordance with Section 312.03(b) of the NYSE Listed Company Manual, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock was required to ratify, adopt, approve and confirm the conversion feature of the Notes and issuance of shares of Common Stock that are issuable to the Purchasers upon conversion pursuant to the terms of the Notes. Voting Shareholders holding approximately [67]% of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date consented to this corporate action.

•

In accordance with Section 312.03(c) of the NYSE Listed Company Manual, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock was required to ratify, adopt, approve and confirm the conversion feature of the Notes and the issuance of shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes equal to or in excess of 20% of the voting power of the Company or the number of shares of Common Stock outstanding before such issuance. Voting Shareholders holding approximately [67]% of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date consented to this corporate action.

•

In accordance with Section 312.03(d) of the NYSE Listed Company Manual, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock was required to ratify, adopt, approve and confirm the conversion feature of the Notes and the issuance of shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, to the extent that such actions result in a “change of control” of the Company. Voting Shareholders holding approximately [67]% of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date consented to this corporate action.

•

In accordance with Sections 4 and 5 of the NJSPA, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock not beneficially owned by the Purchasers was required to ratify, adopt, approve and confirm the Issuance, the conversion feature of the Notes and the issuance of shares of Common Stock to the Purchasers that are issuable upon conversion pursuant to the terms of the Notes. Voting Shareholders holding approximately [53]% of the voting power of our outstanding shares entitled to vote on this matter, excluding shares beneficially owned by the Purchasers as of the Record Date consented to this corporate action.

•

In accordance with Section 7-9(4) of the NJBCA, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock was required to authorize the Board, without additional approval of the shareholders of the Company, to increase the amount of authorized shares of Common Stock to such number as will be not more than sufficient, when added to the previously authorized but unissued shares of Common Stock, to satisfy the conversion privileges of the Notes. Voting Shareholders holding approximately [67]% of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date consented to this corporate action.

•

In accordance with the Certificate of Incorporation and the NJBCA, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock was required to approve the adoption of the Protective Amendment. Voting Shareholders holding approximately [67]% of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date consented to this corporate action.

•

In accordance with the Certificate of Incorporation, the affirmative vote of the holders of a majority of our outstanding shares of Common Stock and the Series A Preferred Stock, voting separately as classes, was required to approve the Proposed Plan. Voting Shareholders holding approximately [58]% of our outstanding shares of Common Stock as of the Record Date, voting separately as a class, and 100% of our outstanding shares of Series A Preferred Stock as of the Record Date, voting separately as a class, consented to this corporate action.

Because the relevant Voting Shareholders, as described above, consented to the Corporate Actions, no other shareholder votes, consents or actions will be required or obtained in connection with this Information Statement or the Corporate Actions.

Do I have Appraisal Rights?

No. None of the NJBCA, our Certificate of Incorporation or our By-laws provides holders of Common Stock or Series A Preferred Stock with dissenters’ or appraisal rights in connection with the Corporate Actions described in this Information Statement.

Will the Issuance of the Notes (Corporate Action 1) Result in a Change in Control of the Company?

The Issuance may be considered to represent a change in control of the Company. Prior to the Issuance, the Purchasers beneficially owned 4,960,000 shares of Common Stock, representing 11.53% of the shares of Common Stock outstanding, and 2,000,000 shares of Series A Preferred Stock, which are convertible into 11,494,200 shares of Common Stock, vote with the Common Stock on an as-converted basis and represented 26.73% of the shares of Common Stock outstanding. As of the Record Date, the Common Stock and Series A Preferred Stock held by the Purchasers represented 30.19% of the voting power of the outstanding capital stock of the Company. On an as-converted basis, the Notes represent approximately 31,497,850 shares of Common Stock, or 42.28% of the shares of Common Stock outstanding after giving effect to the Issuance and conversion. Following the Issuance and based on the number of shares of Common Stock outstanding on the Record Date, the Purchasers would beneficially own 48.93% of the shares of Common Stock and their shares of Series A Preferred Stock vote with the shares of Common Stock on an as-converted basis, representing an aggregate of 55.75% of the voting power of the outstanding capital stock of the Company.

Will the Issuance of the Notes (Corporate Action 1) be Dilutive to Existing Holders of Common Stock?

The Issuance of the Notes may be dilutive to existing holders of Common Stock. Based on the capitalization of the Company as of the Record Date, and the initial conversion rate of 314.9785 shares of Common Stock per each $1,000 principal amount of Notes, the conversion of the Notes would result in the issuance of Common Stock representing approximately [42.27]% of our outstanding Common Stock after giving effect to such conversion. This would amount to a dilution of approximately [37.40%] to existing holders of Common Stock other than the Purchasers. Further, in certain circumstances the Company may elect to pay accrued interest on the Notes in additional shares of Common Stock, with such issuances being further dilutive to existing holders of Common Stock. See “Possible Effects of the Issuance—Dilution” for additional information.

BACKGROUND AND REASONS FOR THE CORPORATE ACTIONS

Background and Reasons for the Issuance of the Notes

The Board and the Company’s management regularly evaluate the Company’s liquidity, capital resources and debt maturity profile. In particular, our management has been considering options to refinance the Company’s Senior Secured Term Loan (defined below). In late April 2019, our management and Southeastern began discussing the possibility of the purchase and sale of certain convertible notes of the Company. On May 20, 2019, following discussions and negotiations with Southeastern regarding its possible purchase of certain convertible notes of the Company and the details thereof, in consultation with the Company’s legal and financial advisors and upon the recommendation of the Special Committee, the Board authorized and approved the issuance of up to $100 million aggregate principal amount of the Notes. On May 20, 2019, the Company and the Purchasers entered into the Purchase Agreement pursuant to which the Company agreed to sell to the Purchasers, and the Purchasers agreed to purchase from the Company, $100 million aggregate principal amount of Notes for an aggregate purchase price of $100 million. The related definitive documentation and the terms of the Notes are described in further detail in this Information Statement. The consummation of the purchase and sale of the Notes pursuant to the Purchase Agreement (the “Closing”) occurred on May 24, 2019 (the “Closing Date”).

The Issuance improves the Company’s balance sheet, provides additional capital and lowers the Company’s debt service costs, which will support the realignment of its business and its emphasis on meeting customer needs. The Company used the net proceeds from the Issuance to prepay all amounts outstanding (the “Senior Secured Term Loans”) under the Senior Secured First Lien Term Credit Agreement, dated as of September 3, 2013, by and among the Company, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “First Lien Credit Agreement”). The remainder of the net proceeds from the Issuance will be used for general corporate purposes and working capital needs of the Company and its subsidiaries.

Reasons for Seeking Shareholder Approval

NYSE Rules

Because the Common Stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03(b) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions to (1) a Related Party, or (2) a subsidiary, affiliate or other closely related person of a Related Party, or (3) any company or entity in which a Related Party has a substantial direct or indirect interest; if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds, in the case of a “substantial security holder” either 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance or, in the case of an affiliate or other closely related person of a Related Party, either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance.

The Purchasers are “substantial security holders” of the Company for the purposes of the NYSE rules and regulations. In addition, two out of seven members of the Company’s Board are Southeastern Directors. The Purchasers may therefore be considered to be closely related persons of the Southeastern Directors. Upon conversion of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, such shares of Common Stock issued to the Purchasers would exceed 5% of both the number of shares of Common Stock and 5% of the voting power outstanding before such issuance. Accordingly, holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock were asked to approve the conversion feature of the Notes and the issuance of all shares of Common Stock that are issuable to the Purchasers upon conversion pursuant to the terms of the Notes.

In addition, Section 312.03(c) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before issuance of the common stock or of securities convertible into or exercisable for common stock.

Upon conversion of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, such shares of Common Stock would represent more than 20% of both the number of shares of Common Stock outstanding before the issuance of the Notes and the voting power outstanding before the issuance of the Notes.

Accordingly, holders of a majority of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock were asked to approve the conversion feature of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes in excess of 20% of the number of shares of Common Stock outstanding or the voting power of the Company before such issuance.

Further, Section 312.03(d) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of securities that will result in a change of control of the issuer.

The NYSE rules do not define a “change of control.”    Prior to the Issuance, the Purchasers beneficially owned 4,960,000 shares of Common Stock, representing 11.53% of the shares of Common Stock outstanding, and 2,000,000 shares of Series A Preferred Stock, which are convertible into 11,494,200 shares of Common Stock, vote with the Common Stock on an as-converted basis and represented 26.73% of the shares of Common Stock outstanding. As of the Record Date, the Common Stock and Series A Preferred Stock held by the Purchasers represented 30.19% of the voting power of the outstanding capital stock of the Company. On an as-converted basis, the Notes represent 31,497,850 shares of Common Stock, or 42.27% of the shares of Common Stock outstanding after giving effect to the issuance and conversion. Following the Issuance and based on the number of shares of Common Stock outstanding on the Record Date, the Purchasers would beneficially own 48.93% of the shares of Common Stock outstanding and their shares of Series A Preferred Stock vote with the shares of Common Stock on an as-converted basis, representing an aggregate of 55.75% of the voting power of the outstanding capital stock of the Company.    Given the percentage of Common Stock that may be held by the Purchasers upon conversion of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, holders of a majority of our outstanding shares of Common Stock were asked to approve any “change of control” of the Company pursuant to the NYSE rules.

New Jersey Shareholders’ Protection Act

Because the Company is organized under the laws of the state of New Jersey, we are subject to the NJSPA. The NJSPA was adopted in 1986 and restricts “business combinations” between a resident domestic corporation (such as the Company) and its interested stockholders. An “interested stockholder” generally is (i) a person that beneficially owns 10% or more of the voting power of the corporation, or (ii) an affiliate or associate of the corporation that held a 10% or greater beneficial ownership interest in the corporation at any time within the prior five years. A “business combination” includes, among other things, the issuance or transfer to the interested stockholder of stock with a market value greater than 5% of the corporation’s outstanding stock.

Section 4 of the NJSPA generally prohibits a resident domestic corporation from engaging in a business combination with an interested stockholder for a period of five years following the Stock Acquisition Date unless (i) the interested stockholder’s acquisition of his or its 10% interest in the Company was approved by the corporation’s board of directors prior to the Stock Acquisition Date, and (ii) the business combination is approved by: (A) the board of directors, or a committee of the board of directors, of the corporation consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (B) the affirmative vote of the holders of a majority of the corporation’s voting stock not beneficially owned by the interested stockholder.

Section 5 of the NJSPA generally prohibits a resident domestic corporation from engaging in a business combination with an interested stockholder unless the business combination is approved by (A) the board of directors, or a committee of the board of directors, of the corporation consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (B) the affirmative vote of the holders of a majority of the corporation’s voting stock not beneficially owned by the interested stockholder if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors of the corporation prior to the consummation of such transaction or series of related transactions.

Because the Purchasers are “interested stockholders” and because the Issuance to the Purchasers may be deemed to be a “business combination,” each as defined in the NJSPA, holders of a majority of our voting stock not beneficially owned by the Purchasers were asked to approve the Issuance to the Purchasers, the conversion feature of the Notes and the issuance of all shares of Common Stock to the Purchasers that are issuable upon conversion pursuant to the terms of the Notes.

Section 7-9(4) of the NJBCA provides that, if provided in the authorization of the issuance of convertible securities by the shareholders of a New Jersey corporation, a board of directors may increase the authorized but unissued capital stock of the corporation without additional shareholder approval. Accordingly, holders of a majority of our outstanding shares of Common Stock were asked to consider and approve authorizing the Board to increase the amount of authorized shares of Common Stock to such number as will be not more than sufficient, when added to the previously authorized but unissued shares of Common Stock, to satisfy the conversion privileges of the Notes.

Background and Reasons for the Protective Amendment and the Proposed Plan

The Company has generated significant NOLs. At December 31, 2018, the Company had a U.S. federal net operating loss carryforward of approximately $804 million and $357 million in foreign tax credits carryforward (collectively, the “Tax Attributes”). The Tax Attributes are part of net deferred tax assets of the Company’s U.S. consolidated income tax group.

The Company’s ability to utilize such Tax Attributes to offset future U.S. federal taxable income may be significantly limited if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur when the percentage of the Company’s ownership (by value) by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50% over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (the “IRS”) (subject to certain adjustments). In the Company’s case, because the Series A Preferred Stock and the Notes are aggregated together with the Common Stock in determining if there is a 5-percent shareholder for tax purposes, the Protective Amendment and the Proposed Plan discourage the ownership of 10% or more of the Common Stock, rather than the 4.9% usually contained in such plans.

The Protective Amendment and Proposed Plan are complementary measures designed to restrict and deter ownership changes that could reasonably be expected to affect the Company’s use of the Tax Attributes. The Board believes the adoption of both the Protective Amendment and the Proposed Plan is the most effective way to preserve the benefits of the Tax Attributes for long-term shareholder value. The Protective Amendment, which is designed to prevent certain transfers of the Company’s securities that could result in an ownership change, is described below under the heading “Corporate Action 2.” When the Protective Amendment becomes effective, which will not occur until 20 calendar days after the mailing of this Information Statement, a copy of the Protective Amendment will be filed as an exhibit to a Current Report on Form 8-K filed by the Company with the SEC. The Proposed Plan, pursuant to which the Company will issue certain stock purchase rights with terms designed to deter acquisitions of our Common Stock that could result in an ownership change, is described below under the heading “Corporate Action 3.” When the Company adopts the Proposed Plan, which will not occur until 20 calendar days after the mailing of this Information Statement, a copy of the plan adopted will be filed as an exhibit to a Current Report on Form 8-K filed by the Company with the SEC.

The Board urges shareholders to carefully read the description of the Protective Amendment under the heading “Corporate Action 2” below, the description of the Proposed Plan under the heading “Corporate Action 3” below and the items discussed below under the heading “Certain Considerations Related to the Protective Amendment and the Proposed Plan.” It is important to note that neither measure offers a complete solution and an ownership change may occur despite the adoption of the Protective Amendment and the Proposed Plan. There are limitations on the enforceability of the Protective Amendment against shareholders who did not vote to adopt it that may allow an ownership change to occur, and the Proposed Plan may deter, but ultimately cannot block, acquisitions of Common Stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that both measures are needed and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of the Tax Attributes.

Reasons for Seeking Shareholder Approval

Pursuant to the Certificate of Incorporation and the NJBCA, approval of the Protective Amendment requires the affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock and Series A Preferred Stock. Pursuant to the Certificate of Incorporation, approval of the Plan requires the affirmative vote of a majority of our outstanding shares of Common Stock and the Series A Preferred Stock, voting separately as classes.

CORPORATE ACTION 1

APPROVAL OF CERTAIN ACTIONS IN CONNECTION WITH THE ISSUANCE OF THE NOTES

DESCRIPTION OF THE TRANSACTION

The following is a summary of the material terms of the Purchase Agreement, the related Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Company, certain subsidiaries of the Company, the Purchasers and Wilmington Trust, National Association, as collateral agent for the holders of the Notes (the “Guarantee and Collateral Agreement”) and the related Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Purchasers (the “Registration Rights Agreement”). While we believe this description covers the material terms of these agreements, we encourage you to read the Purchase Agreement, the Guarantee and Collateral Agreement and the Registration Rights Agreement. The Purchase Agreement was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 21, 2019, and the Guarantee and Collateral Agreement and the Registration Rights Agreement were included as Exhibits 4.2 and 4.3, respectively, to the Current Report on Form 8-K filed by the Company on May 24, 2019. For more information about accessing these Current Reports on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Purchase Agreement

As described above, on May 20, 2019, the Company and the Purchasers entered into the Purchase Agreement, pursuant to which the Company agreed to sell to the Purchasers and the Purchasers agreed to purchase from the Company $100 million aggregate principal amount of the Notes for an aggregate purchase price of $100 million. The consummation of the purchase and sale of the Notes pursuant to the Purchase Agreement occurred on May 24, 2019.

Collateral for the Notes

As contemplated by the Purchase Agreement, at the Closing, the Company, certain of its domestic subsidiaries, the Purchasers and Wilmington Trust, National Association, as collateral agent for the holders of the Notes, entered into a Guarantee and Collateral Agreement in substantially the form attached to the Purchase Agreement as Exhibit C. As described in further detail below, pursuant to the terms of the Guarantee and Collateral Agreement, the Notes are secured by a second priority security interest (subject to certain permitted liens) on the Company’s and certain of its domestic subsidiaries’ cash, accounts receivable, inventory, machinery and equipment (the “Notes Collateral”).

Representations and Warranties

In the Purchase Agreement, the Company made representations and warranties to the Purchasers relating to the Company, its business, the Issuance, its execution and delivery of certain documents in connection with the Issuance and our compliance with securities laws. The Purchasers also made representations and warranties to the Company regarding themselves, their execution and delivery of certain documents in connection with the Issuance and their compliance with securities laws. The representations and warranties made in the Purchase Agreement did not survive the Closing.

Additional Agreements

In the Purchase Agreement, the Company agreed to take certain actions, including filing this Information Statement with the SEC, mailing this Information Statement to the holders of Common Stock as of the Record Date and using the proceeds from the Issuance to refinance in full all amounts outstanding under the Company’s First Lien Credit Agreement, to pay fees and expenses in connection therewith, and for general corporate purposes and working capital needs of the Company and its subsidiaries. In addition, the Company agreed, if it received a written request from the Purchasers within 30 days following the Closing, to cooperate in good faith and to use commercially reasonable efforts to cause the Notes to be deposited in book-entry form by or on behalf of the Company and registered in the name of Cede & Co, as nominee of the Depository Trust & Clearing Corporation (“DTC”), and to facilitate eligibility of the Notes for clearance through DTC.

Registration Rights Agreement

As contemplated by the Purchase Agreement, at the Closing, the Company and the Purchasers entered into the Registration Rights Agreement in substantially the form attached to the Purchase Agreement as Exhibit B. As described in further detail below, the Registration Rights Agreement provides that the Company will register under the Securities Act of 1933, as amended (the “Securities Act”), and take certain actions with respect to shares of Common Stock issuable upon conversion of the Notes in accordance with the terms of the Notes.

Guarantee and Collateral Agreement

As noted above, at the Closing, the Company, certain of its domestic subsidiaries, the Purchasers and Wilmington Trust, National Association, as collateral agent for the holders of Notes, entered into a Guarantee and Collateral Agreement, pursuant to which all of the Company’s obligations under the Notes are secured by a second priority security interest (subject to certain permitted liens) on the Notes Collateral. The Notes Collateral is currently encumbered by a first lien in favor of Bank of America, N.A. (“BAML”) as administrative and collateral agent for the secured parties (the “ABL Lenders”) under that certain Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended and restated, supplemented or otherwise modified from time to time) (the “ABL Credit Agreement”), among the Company, the lenders party thereto from time to time, and BAML, as administrative and collateral agent.

The Guarantee and Collateral Agreement also contains customary representations, warranties and covenants. In addition, all of the obligations of the Company under the Notes are guaranteed by certain of the Company’s domestic subsidiaries pursuant to the terms of a guaranty.

At the Closing, the Company also entered into an intercreditor agreement (the “Intercreditor Agreement”) with Wilmington Trust, National Association, as collateral agent for the holders of Notes and BAML, as administrative and collateral agent for the ABL Lenders. The Intercreditor Agreement sets forth the priority and respective rights to collateral (including the Notes Collateral) among the ABL Lenders and the holders of Notes.

Registration Rights Agreement

As noted above, at the Closing, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company will register under the Securities Act and take certain actions with respect to the shares of Common Stock issuable upon conversion of the Notes in accordance with the terms of the Notes (the “registrable securities”).

Shelf Registration and Takedowns

The Company has agreed to use its commercially reasonable efforts to, as soon as reasonably practicable following the earlier to occur of (i) the conversion in full of amounts outstanding under the Notes into registrable securities in accordance with the terms of the Notes and (ii) the date that is six months prior to the maturity date of the Notes, prepare and file with the SEC a registration statement on Form S-3 providing for the resale of the registrable securities pursuant to an offering to be made on a delayed or continuous basis under Rule 415. In the event that Form S-3 is not available for the registration of the resale of the registrable securities, the Company has agreed to register the resale of the registrable securities on Form S-1 or another appropriate form, and undertake to register the resale of the registrable securities on Form S-3 as soon as such form is available. Upon the written demand of the relevant Purchaser(s), the Company will facilitate a “takedown” of registrable securities off of the registration statement, provided that the Purchaser(s) may not, individually or collectively, make more than four demands in the aggregate. Any demand for an underwritten offering of Common Stock will have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million.

Piggyback Rights

The Purchasers are not entitled to piggyback registration rights.

Transferability of Registration Rights

The Registration Rights Agreement is binding upon the parties thereto and their successors and will inure to the benefit of each Purchaser and its successors and permitted assigns. Neither party may assign the Registration Rights Agreement without the prior written consent of the other party.

Expenses of Registration

The Company will bear all fees and expenses incident to the performance of the Registration Rights Agreement including all registration and filing fees and related expenses, as well as fees and expenses of persons retained by the Company to carry out its obligations under the Registration Rights Agreement (including independent public accountants). The Company will not bear any underwriters’, brokers’ and dealers’ discounts and commissions, transfer taxes or other similar fees incurred by the Purchasers in connection with the sale of registrable securities.

Indemnification

Subject to certain exceptions, the Company has agreed to indemnify the Purchasers, their respective officers, directors, employees and affiliates, and each person that controls such Purchaser and the officers, directors and employees of each such controlling party, against all losses, claims, damages, liabilities, costs and expenses arising out of or relating to any violation of securities laws or any untrue or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact required to be stated, in any registration statement, except to the extent such untrue statements or omissions are based solely upon information regarding the relevant Purchaser(s) furnished in writing to the Company by such Purchaser(s) expressly for use therein.

DESCRIPTION OF THE ISSUED SECURITIES

The following is a summary of the material terms and provisions of the Notes. While we believe this summary covers the material terms and provisions of the Notes, we encourage you to read the Form of Note, which was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 24, 2019. For more information about accessing this Current Report on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

Principal, Maturity and Interest

On May 24, 2019, the Company sold to the Purchasers $100 million aggregate principal amount of Notes for an aggregate purchase price of $100 million, pursuant to the terms of the Purchase Agreement. The Notes bear interest at a rate of 5.00% per annum, payable in cash on their maturity date and, at the option of the Company, in either cash or additional shares of Common Stock on any conversion date. Upon the occurrence and during the continuance of any Event of Default (as described below in “—Events of Default”), the holders of Notes may elect to impose default interest at a rate of 7.00%.

The maturity date of the Notes will initially be November 1, 2021, which may be extended at the Company’s option by up to three years in the event that the Series A Preferred Stock is refinanced with debt or equity or the mandatory redemption date of the Series A Preferred Stock is extended.

Security

The Company’s obligations under the Notes are secured by a second priority security interest (subject to certain permitted liens) on the Notes Collateral. The Notes Collateral is currently encumbered by a first lien in favor of BAML, as administrative agent for the ABL Lenders under the ABL Credit Agreement. The priority and respective rights to collateral (including the Notes Collateral) among the ABL Lenders and holders of the Notes is governed by the terms of the Intercreditor Agreement.

Voting Rights

The Notes do not entitle holders to vote on matters submitted to the holders of the shares of Common Stock. If the Notes are converted into Common Stock, holders of such converted Common Stock will be entitled to the same voting rights as existing holders of Common Stock.

Conversion

Optional Conversion

Holders of Notes will have the option at any time until all amounts outstanding under the Notes have been repaid (other than during certain windows following the occurrence of a Fundamental Transaction, as described below under “—Conversion upon a Fundamental Transaction”), to convert all or any portion of amounts outstanding under the Notes into shares of Common Stock, at an initial conversion rate of 314.9785 shares of Common Stock per each $1,000 principal amount of Notes (subject to adjustment as described below under “—Anti-Dilution Adjustments”) and a cash payment in lieu of any fractional shares of Common Stock. The Notes are not convertible into shares of Common Stock prior to the effectiveness of Corporate Action 1, but are freely convertible thereafter.

Mandatory Conversion

The Company has the option to cause all amounts outstanding under the Notes to be converted into shares of Common Stock using the conversion rate then in effect, if the closing price per share of Common Stock equals or exceeds 150% of the conversion price using the conversion rate then in effect (approximately $3.175 per share based on the current conversion rate) for at least 45 trading days in a period of 60 consecutive trading days with the last trading day of such 60-day period ending on the trading day immediately preceding the business day on which the Company issues a press release announcing the mandatory conversion. Upon a mandatory conversion, all rights of the holders of Notes will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion, cash payment in lieu of any fractional shares and a partial payment of any accrued and unpaid interest. Standard notice provisions as set forth in the Notes apply.

Conversion upon a Fundamental Transaction

If in the event:

a)

(i) subject to certain exceptions, a person or a group beneficially owns more than 50% of the voting power of the Company (a “change of control”); (ii) the Company consummates any recapitalization, reclassification of Common Stock or any sale or transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries; (iii) the Common Stock ceases to be listed on the NYSE, NASDAQ Global Select Market or NASDAQ Global Market; or (iv) our shareholders approve any plan or proposal for the liquidation or dissolution of the Company (each of (a)(i) through (a)(iv), a “fundamental change”) (provided that any transaction whereby at least 90% of the consideration to be received by holders of Common Stock consists of shares of common stock that are or will be listed on the NYSE, NASDAQ Global Select Market or NASDAQ Global Market as a result of which the Notes become convertible into such consideration will not be considered a fundamental change); or

b)

of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination); (ii) any consolidation, merger or combination involving the Company; (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s subsidiaries substantially as an entirety; or (iv) any statutory share exchange, in each case, as a result of which Common Stock is converted into, or exchanged for, stock, other securities or other property (each of (b)(i) through (b)(iv), referred to as a “reorganization event” and, together with each fundamental change, a “Fundamental Transaction”), the holders of Notes will have the right, during a specified window (the “Holder Fundamental Transaction Conversion Period”), to elect to (a) convert all or any amount outstanding under such holder’s Notes into shares of Common Stock at the then-applicable conversion rate or (b) receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of such number of shares of Common Stock for which such holder’s Notes are convertible immediately prior to such Fundamental Transaction.

Redemption upon a Fundamental Transaction

Upon the occurrence of a Fundamental Transaction and for a window immediately following the Holder Fundamental Transaction Conversion Period, the Company has the right, at its option, to prepay all amounts outstanding under the Notes (less such outstanding amounts for which holders elected to convert to shares of Common Stock during the Holder Fundamental Transaction Conversion Period), at par, plus accrued and unpaid interest thereon.

Anti-Dilution Adjustments

The conversion rate of the Notes is subject to certain anti-dilution adjustments. These anti-dilution adjustments, as described in the Notes, will apply if:

(i)	the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Company effects a share split or share combination;

(ii)

the Company distributes to all or substantially all holders of Common Stock any rights or warrants entitling them to purchase or subscribe for shares of Common Stock at a price per share that is less than the average of the closing price per share of Common Stock over the 10-consecutive trading day period ending on the trading day immediately preceding the dividend ex-date as determined by the exchange or market that Common Stock trades on;

(iii)

the Company makes distributions to all or substantially all holders of Common Stock consisting of its capital stock, evidence of debt or other assets, excluding dividends or other distributions (including share splits), rights, options or warrants as to which an adjustment is effected in clause (i) or (ii) above or (v) below and dividends or other distributions covered by (iv) below and subject to certain other exceptions;

(iv)	the Company makes any cash dividends or distribution to all or substantially all holders of Common Stock; and

(v)

the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock and the cash and other consideration payable under such tender offer or exchange offer exceeds the average closing price per share of Common Stock over 10 consecutive trading days commencing on the trading day immediately following the last day tenders and exchanges may be made.

In addition to the adjustments provided above, to the extent permitted by applicable law and subject to the applicable rules of the NYSE, the Company may (but is not required to) from time to time increase the conversion rate for a period of at least 20 business days or longer if the increase is irrevocable during such period and the Board determines that such increase would be in the Company’s best interest.

Negative Covenants

From the Closing until all amounts outstanding under the Notes have been repaid, the Company shall not (i) declare or pay any dividends on Common Stock or purchase Common Stock (subject to certain exceptions); (ii) incur debt for borrowed money (other than certain permitted indebtedness, including any debt permitted under the ABL Credit Agreement); (iii) grant liens to secure debt for borrowed money (other than certain permitted liens, including any liens permitted under the ABL Credit Agreement); or (iv) dispose of assets (other than asset dispositions presently permitted under the ABL Credit Agreement or as otherwise disclosed to the Purchasers prior to the Issuance).

Events of Default

The Notes contain certain standard and customary Events of Default including but not limited to: (i) failure to pay the principal amounts outstanding under the Notes when due; (ii) failure to pay interest, fees, charges and other amounts under the Notes when due (subject to a three-business-day cure period); (iii) failure to deliver shares of Common Stock upon conversion in accordance with the terms of the Notes; (iv) certain insolvency events; (v) breach of certain terms of the Notes (subject to a ten-business-day cure period); and (vi) acceleration of certain debt obligations of the Company and its subsidiaries (subject to applicable cure periods). The Company is not required to furnish periodic evidence as to the absence of default under the Notes.

Holder Standstill

The Purchasers are currently subject to a standstill agreement which restricts their ability to acquire shares of Common Stock beyond certain specified limits prior to April 2020, except that the Purchasers will be permitted to acquire shares of Common Stock issuable to them from time to time upon conversion of the Notes pursuant to the terms of the Notes.

Amendment and Waiver

The provisions of the Notes may only be amended or waived with the prior written consent of the Company and the holder of each Note.

Original Issue Discount

Because interest on the Notes is not required to be paid on a current basis, all such interest will be treated as original issue discount, or “OID,” for United States federal income tax purposes. Holders of the Notes will be required to include such OID in income before the receipt of actual cash payments attributable to that income. The amount of OID to be included in income will be calculated using a constant-yield method, and generally will require the inclusion of increasingly greater amounts of OID in income over the life of the Notes.

POSSIBLE EFFECTS OF THE ISSUANCE

Effect on Trading Price

The Issuance may have a positive or negative effect on the trading price of Common Stock.

In connection with the Issuance, we entered into the Registration Rights Agreement. The Registration Rights Agreement provides for customary registration rights, including shelf registration rights. These registration rights will facilitate the resale of shares of Common Stock into the public market and, if the Purchasers convert and sell shares, increase the number of shares of Common Stock available for public trading. The potential that the Purchasers would resell the shares of Common Stock on an as-converted basis could create a market overhang that could exert downward pressure on the trading price of the Common Stock.

Dilution

The Notes are convertible into shares of Common Stock (as described above under “Description of the Issued Securities—Conversion”). As a result of the conversion of the Notes, our existing shareholders will own a smaller percentage of our outstanding Common Stock. Based on the capitalization of the Company as of the Record Date, and the initial conversion rate of 314.9785 shares of Common Stock per each $1,000 principal amount of Notes, the conversion of all Notes would result in the issuance of Common Stock representing approximately [42.27]% of our outstanding Common Stock after giving effect to the issuance and conversion. This would amount to a dilution of approximately [37.40]% to existing holders of Common Stock other than the Purchasers. Further, the Company may elect to pay interest on the Notes on any conversion date in shares of Common Stock. Such issuance would be further dilutive to existing holders of Common Stock.

If the Notes are converted into Common Stock, holders of such converted Common Stock will be entitled to the same dividend and distribution rights as holders of the Common Stock currently authorized and outstanding. As such, another dilutive effect resulting from the conversion of the Notes will be a dilution to dividends and distributions. For more information, see “Description of the Issued Securities” above.

Concentration of Ownership in the Purchasers (Change in Control)

Prior to the Issuance, the Purchasers beneficially owned 4,960,000 shares of Common Stock, representing 11.53% of the shares of Common Stock outstanding, and 2,000,000 shares of Series A Preferred Stock, which are convertible into 11,494,200 shares of Common Stock, vote with the Common Stock on an as-converted basis and represented 26.73% of the shares of Common Stock outstanding. As of the Record Date, the Common Stock and Series A Preferred Stock held by the Purchasers represented 30.19% of the voting power of the outstanding capital stock of the Company. On an as-converted basis, the Notes represent 31,497,850 shares of Common Stock, or 42.27% of the shares of Common Stock outstanding after giving effect to the issuance and conversion. Following the Issuance and based on the number of shares of Common Stock outstanding on the Record Date, the Purchasers would beneficially own 48.93% of the shares of Common Stock outstanding and their shares of Series A Preferred Stock vote with the shares of Common Stock on an as-converted basis, representing an aggregate of 55.75% of the voting power of the outstanding capital stock of the Company. As a result, the Issuance may be considered to represent a change in control of the Company.

Rights of Investors

The rights and privileges associated with the Common Stock issued upon conversion of the Notes will be identical to the rights and privileges associated with the Common Stock held by our existing holders of Common Stock, including voting rights. Upon conversion, all rights with respect to the principal amount of such Notes converted, will terminate, and no further interest will accrue thereon.

Reservation of Common Stock for Issuance

Holders of Common Stock will not realize any dilution in their ownership or voting rights solely as a result of the reservation of any shares of Common Stock for issuance upon conversion of the Notes or any increase in authorized shares of Common Stock due to the Issuance, but will experience dilution to the extent additional shares of Common Stock are issued in the future as described above.

CORPORATE ACTION 2

APPROVAL OF THE PROTECTIVE AMENDMENT

The Protective Amendment

The Protective Amendment is designed to prevent certain transfers of the Company’s securities that could result in an ownership change under Section 382 of the Code and, therefore, materially inhibit the Company’s ability to use its NOLs to reduce future income taxes. The purpose of the Protective Amendment is to protect the long-term value to the Company of its accumulated Tax Attributes by limiting direct or indirect transfers of the Common Stock that could affect the percentage of stock that is treated as being owned by a holder of 10% or more of the Company’s stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. The following description is a summary of the Protective Amendment which will be filed as an exhibit to a Current Report on Form 8-K filed by the Company with the SEC when it becomes effective, which will not occur until 20 calendar days after the mailing of this Information Statement.

Description of Protective Amendment

Prohibited Transfers

The Protective Amendment generally will restrict any direct or indirect transfer of the Common Stock (such as transfers of the Company’s securities that result from the transfer of interests in other entities that own Common Stock) if the effect would be to:

•	increase the direct, indirect or constructive ownership by any Person (as defined below) to 10% or more of the Common Stock then outstanding (a “Ten Percent Shareholder”); or

•	increase the shares of the Company’s stock owned directly, indirectly or constructively by an existing Ten Percent Shareholder by more than 1,000,000 shares.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct, indirect or constructive) of the Common Stock would equal or exceed the 10% threshold discussed above, or to Persons whose direct or indirect ownership of the Common Stock would by attribution cause another Person to equal or exceed such threshold. Complicated stock ownership rules prescribed by the Code (and Treasury regulations promulgated thereunder) will apply in determining whether a Person is a Ten Percent Shareholder under the Protective Amendment. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of the Company’s securities, to provide all information reasonably requested regarding such Person’s direct, indirect and constructive ownership of the Company’s securities.

The threshold equal to 10% of the outstanding Common Stock was established because the Company believes, based on its capital structure, the ownership of its securities and reasonable fluctuations in its stock price, a Person who is not currently a Ten Percent Shareholder would not become a new 5-percent shareholder for Section 382 purposes if such Person does not acquire more than 10% of the outstanding Common Stock. The limit of 1,000,000 additional shares that may be purchased by an existing Ten Percent Shareholder was established because the Company believes the cumulative ownership change under Section 382 during the expected term of the Protective Amendment would remain less than 50% notwithstanding that each Ten Percent Shareholder not subject to other restrictions purchased additional shares up to that amount.

Consequences of Prohibited Transfers

Any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of the Company securities would be deemed to have disposed of, and required to dispose, the excess stock (as defined below), with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or, in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the securities owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Stock, or, in the case of options, receiving Common Stock in respect of their exercise. In this Information Statement, Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to the Company’s agent along with any dividends or other distributions paid with respect to such excess stock. The Company’s agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by the Company’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the market price (as defined below) of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary selected by the Board. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to the Company’s agent (except to the extent the Company grants written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had the Company’s agent sold such shares for an amount equal to the proceeds of such sale (taking into account the actual costs incurred by the agent)). In this Information Statement, the “market price” refers to the average of the daily closing prices per share of such securities on each of the 20 consecutive trading days immediately preceding the purported transfer, or, if such securities are not listed, the fair market value as determined in good faith by the Board, after consultation with a nationally recognized investment banking firm.

With respect to any transfer that does not involve a transfer of the Company’s “securities” within the meaning of New Jersey law but that would cause any shareholder of 10% or more of the Common Stock to violate the Protective Amendment, the following procedures will apply in lieu of those described above: in such case, such shareholder and/or any person whose ownership of the Company’s securities is attributed to such shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such shareholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the market price of such excess stock at the time of the prohibited transfer.

Modification and Waiver of Transfer Restrictions

The Board will have the discretion to approve a transfer of the Company’s securities that would otherwise violate the transfer restrictions if it determines that the transfer is in the Company’s best interests or, if the Board receives a report, at the Board’s request, from the Company’s advisors that the proposed transfer does not create a significant risk of material adverse tax consequences to the Company. In connection with any request to waive the transfer restrictions, the Board may request relevant information from the requesting person. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 10%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board receives a report, at the Board’s request, from the Company’s advisors that such action is reasonably necessary or advisable to preserve the Tax Attributes or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders will be notified of any such determination through the method of notice that the Board deems appropriate under the circumstances.

The Board may, to the extent permitted by law, establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of the Common Stock would jeopardize the Company’s ability to preserve and use Tax Attributes.

Implementation and Expiration of the Protective Amendment

Not less than 20 calendar days after the mailing of this Information Statement, we intend to file the Protective Amendment with the Department of the Treasury of the State of New Jersey, whereupon the Protective Amendment will become effective. The Company intends to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of Tax Attributes. The Company also intends to disclose such restrictions to persons holding the Common Stock in uncertificated form, disclose such restrictions to the public generally and include a legend reflecting the transfer restrictions included in the Protective Amendment on any certificates representing newly issued or transferred shares.

The Protective Amendment would expire on the earliest of (i) November 15, 2019, (ii) the date on which the Board receives, at the Board’s request, a report from the Company’s advisors that the Protective Amendment is no longer necessary for the preservation of our Tax Attributes because of the repeal of Section 382 or any other change in law, (iii) the first day of a taxable year with respect to which the Board receives a report, at the Board’s request, from the Company’s advisors that no Tax Attributes may be carried forward, and (iv) such date as the Board determines for the restrictions in the Protective Amendment to terminate.

In taking or omitting to take any action under the Protective Amendment, the Board will be fully protected in relying on the advice of the Company’s advisors, including tax advisors. Further, to the maximum extent permitted by New Jersey law, no director will be liable for any breach of any duty to any shareholder or any other Person for any action taken or omitted to be taken under the Protective Amendment.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, the Company cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in the Company’s best interests.

•

A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the NJBCA, any reasonable restriction on the transfer of securities may be enforced against the holder of such securities if such restriction is imposed by the certificate of incorporation, bylaws, or a written agreement, provided that no restriction shall be valid with respect to securities issued prior to the imposition of the restriction unless their holders have voted in favor of the restriction or are party to an agreement imposing it. The Company intends to disclose such restrictions to persons acquiring newly issued shares of Common Stock in uncertificated form, and to cause any shares of the Common Stock issued in certificated form after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares. Therefore, under New Jersey law, such newly issued shares will be subject to the transfer restriction. The Company also intends to disclose such restrictions to persons currently holding shares of Common Stock and to persons who become the holder of the Common Stock. For the purpose of determining whether a shareholder is subject to the Protective Amendment, the Company intends to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. The Company may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•

Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, the Company cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. However, the Voting Shareholders have approved and the Company plans to adopt the Proposed Plan, which is intended to complement the Protective Amendment and act as a deterrent to any person acquiring 10% or more of the Common Stock and endangering the Company’s ability to use its Tax Attributes.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that the Company will undergo an ownership change.

CORPORATE ACTION 3

APPROVAL OF THE PROPOSED PLAN

The Proposed Plan

The Proposed Plan will be executed and become effective 20 calendar days following the date we first mail the Information Statement to holders of our Common Stock. Subject to certain limited exceptions, the Proposed Plan is designed to deter any person from buying the Common Stock (or any interest in the Common Stock) if the acquisition would result in a shareholder owning 10% or more of the then-outstanding Common Stock or in an existing Ten Percent Shareholder acquiring more than 1,000,000 shares. The Proposed Plan is intended to protect shareholder value by attempting to preserve the Company’s ability to use its Tax Attributes to reduce its future income tax liability. The Protective Amendment will generally restrict the transfer of Common Stock if the effect would be to increase the beneficial ownership of any person to 10% or more of the outstanding Common Stock or cause the beneficial ownership of a Ten Percent Shareholder to increase by more than 1,000,000 shares. Because of the limitations of the Protective Amendment in preventing transfers of the Common Stock that may result in an ownership change, as further described above under the heading “Corporate Action 2,” the Board believes the adoption of the Proposed Plan, together with the Protective Amendment, is in the Company’s and its shareholders’ best interests. There is no guarantee, however, that the Proposed Plan and the Protective Amendment will prevent the Company from experiencing an ownership change. When it is adopted, the Company will file a copy of the Proposed Plan as an exhibit to a Current Report on Form 8-K with the SEC. The threshold equal to 10% of the outstanding Common Stock and the limit of 1,000,000 additional shares that may be purchased by an existing Ten Percent Shareholder were established for the same reasons as the corresponding threshold and limit were established under the Protective Amendment.

Description of the Proposed Plan

The Rights

In connection with the adoption of the Proposed Plan, it is expected that a special committee of the Board will declare a dividend of one right (a “Right”) for each outstanding share of Common Stock held of record at the close of business on August [●], 2019 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined in the Proposed Plan) and thereafter pursuant to options, warrants and convertible securities outstanding at the Separation Time. The Rights will be payable on the later of the Record Time and the certification by the NYSE to the SEC that the Rights have been approved for listing and registration. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-thousandth of a share of Participating Preferred Stock, par value $0.00 per share (“Participating Preferred Stock”), for $10.00 (the “Exercise Price”), subject to adjustment.

Exercisability

The Rights will be evidenced by the Common Stock certificates until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the date of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date, for the purposes of the Plan, means the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Plan) of 10% or more of the outstanding shares of Common Stock, which term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any Person who is the Beneficial Owner of 10% or more of the outstanding Common Stock at the time of the first public announcement of the adoption of the Proposed Plan until such time as such Person acquires Beneficial Ownership, other than by means of a dividend or stock split, of more than 1,000,000 shares of Common Stock, (iii) any Person who shall become the Beneficial Owner of 10% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, other than through a dividend or stock split, (iv) any Person determined by the Board, in its sole discretion and without any obligation to make such determination, to not be an Acquiring Person because such Person became the Beneficial Owner of 10% of the outstanding Common Stock without understanding the effect of such ownership on the Company or under the Plan, if such Person promptly divests sufficient securities such that such 10% or greater Beneficial Ownership ceases or (v) any Person determined to be an “Exempt Person” by the Board pursuant to the provisions of the Plan. The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Common Stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Plan (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time (or registration) shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

In the event that prior to the Expiration Time (as defined below) a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

Expiration

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the Redemption Time (as defined in the Plan), (iii) the close of business on November 15, 2019 and (iv) the time at which the Board determines, in its sole discretion, that the Tax Attributes are utilized in all material respects or are no longer available in any material respect (the “Expiration Time”).

Exchange

In addition, the Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Substitution

Whenever the Company shall become obligated, as described in the preceding paragraphs, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

Redemption

The Board may, at its option, at any time, redeem all (but not less than all) the then outstanding Rights at a price of $.001 per Right (the “Redemption Price”), as provided in the Plan. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

Anti-Dilution Provisions

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

Amendments

Any of the provisions of the Plan may be amended by the Board at any time and in any manner.

CERTAIN CONSIDERATIONS RELATING TO THE ADOPTION OF CORPORATE ACTIONS 2 AND 3

The Board believes the adoption of both the Protective Amendment and the Proposed Plan is the most effective way to preserve the benefits of the Tax Attributes for long-term shareholder value. However, the Company cannot eliminate the possibility that an ownership change will occur despite the adoption of the Protective Amendment and the Proposed Plan. Please consider the items discussed below.

The IRS could challenge the amount of the Tax Attributes or claim we experienced an ownership change, which could reduce the amount of the Tax Attributes that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of Tax Attributes. The IRS could challenge the amount of Tax Attributes, which could limit the Company’s ability to use the Tax Attributes to reduce its future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that the Company experienced an ownership change and attempt to reduce or eliminate the benefit of the Tax Attributes even if the Protective Amendment and the Proposed Plan are in place.

Potential Effects on Liquidity

The Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of the Common Stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such Common Stock. In addition, a shareholder’s ownership of Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our Common Stock and consult their own legal advisors and/or us to determine whether their ownership of our Common Stock approaches the restricted levels.

Potential Impact on Value

The Company intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding the Common Stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 10% of our Common Stock and certain institutional holders who may not be comfortable holding the Common Stock with restrictive legends, may not be able to purchase the Common Stock, the Protective Amendment could depress the value of the Common Stock in an amount that could more than offset any value preserved from protecting the Tax Attributes. The Proposed Plan could have a similar effect if investors object to holding our Common Stock subject to the terms of the Proposed Plan.

Continued Risk of Ownership Change

Although the Protective Amendment and the Proposed Plan are intended to reduce the likelihood of an ownership change, we cannot provide assurance that they would prevent all transfers of the Common Stock that could result in such an ownership change. In particular, absent a court determination, we cannot provide assurance that the Protective Amendment’s restrictions on acquisition of the Common Stock will be enforceable against all of our shareholders. Also, transfers of shares of Series A Preferred Stock or Notes could contribute to an ownership change. The Company has the right to consent to transfers of Notes, and a right of the Company to consent to transfers of Series A Preferred Stock that could result in an ownership change is expected to be implemented in conjunction with the adoption of the Protective Amendment and the Proposed Plan.

Anti-Takeover Effect

The reason the Board approved the Protective Amendment and plans to adopt the Proposed Plan is to preserve the long-term value of the Tax Attributes. The Protective Amendment could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 10% or more of the Common Stock. Similarly, while the Proposed Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Protective Amendment and the Proposed Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of the Company’s securities.

Effect of the Protective Amendment

So long as a holder owns less than 10% of the outstanding Common Stock, such holder can transfer shares to a purchaser who, after the sale, also would own less than 10% of the Common Stock. Holders could not, without Board approval, transfer shares to (i) a person who as a result of the transfer would become a holder of 10% or more of the Common Stock or (ii) a person who was already a holder of 10% or more of the Common Stock if such person would acquire more than 1,000,000 shares after the effectiveness of the Protective Amendment.

VOTE REQUIRED AND INFORMATION ON VOTING SHAREHOLDERS

As of the Record Date, the Company had (a) [43,015,101] shares of Common Stock issued and outstanding and entitled to vote, which are entitled to one vote per share; and (b) 2,000,000 shares of Series A Preferred Stock issued and outstanding, which are convertible into 11,494,200 shares of Common Stock and are entitled to vote with the Common Stock on an as-converted basis. The following Voting Shareholders owning a total of 25,182,884 shares of Common Stock and 2,000,000 shares Series A Preferred Stock (as applicable), which represented approximately 67% of the total voting power of voting shares outstanding on the Record Date, have executed and delivered the Written Consent dated as of the Record Date. The Voting Shareholders’ names, beneficial holder and affiliation, and holdings are as follows:

Name	Beneficial Holder and Affiliation	Common Stock – Number of Shares	Common Stock – Percent of Shares	Series A Preferred Stock – Number of Shares	Series A Preferred Stock – Percent of Shares	Voting Power – Number of Votes	Voting Power – Percent of Votes
GSO Special Situations Master Fund Limited Partnership	Blackstone Holdings I/II GP Inc., et al. (1) c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154	6,103,867	14.19%	—	—	6,103,867	11.20%
GSO Credit-A Partners LP	Blackstone Holdings I/II GP Inc., et al. (1) c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154	1,226,470	2.85%	—	—	1,226,470	2.25%
GSO Palmetto Opportunistic Investment Partners LP	Blackstone Holdings I/II GP Inc., et al. (1) c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154	986,236	2.29%	—	—	986,236	1.81%
GSO Cactus Credit Opportunities Fund	Blackstone Holdings I/II GP Inc., et al. (1) c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154	272,869	0.63%	—	—	272,869	0.50%
GSO Credit Alpha Trading (Cayman)	Blackstone Holdings I/II GP Inc., et al. (1) c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154	285,769	0.66%	—	—	285,769	0.52%
Moses Marx	Moses Marx(2) 160 Broadway New York, New York 10038	246,574	0.57%	—	—	246,574	0.45%
Momar Corporation	Moses Marx(2) 160 Broadway New York, New York 10038	3,139,741	7.30%	—	—	3,139,741	5.76%
United Equities Commodities Company	Moses Marx(2) 160 Broadway New York, New York 10038	1,519,646	3.53%	—	—	1,519,646	2.79%
111 John Realty Corp.	Moses Marx(2) 160 Broadway New York, New York 10038	170,000	0.40%	—	—	170,000	0.31%
Marneu Holding Company	Moses Marx(2) 160 Broadway New York, New York 10038	614,041	1.43%	—	—	614,041	1.13%
K.F. Investors LLC	K.F. Investors LLC(2) 160 Broadway New York, New York 10038	606,417	1.41%	—	—	606,417	1.11%
George Karfunkel	George Karfunkel(3) 1671 52nd Street Brooklyn, New York 11204	2,171,100	5.05%	—	—	2,171,100	3.98%
Chesed Foundation of America	George Karfunkel(3) 1671 52nd Street Brooklyn, New York 11204	500,000	1.16%	—	—	500,000	0.92%
GKarfunkel Family LLC	GKarfunkel Family LLC(3) 140 Broadway, Suite 3930 New York, New York 10005	2,380,154	5.53%	—	—	2,380,154	4.37%

Name	Beneficial Holder and Affiliation	Common Stock – Number of Shares	Common Stock – Percent of Shares	Series A Preferred Stock – Number of Shares	Series A Preferred Stock – Percent of Shares	Voting Power – Number of Votes	Voting Power – Percent of Votes
Longleaf Partners Small-Cap Fund	Southeastern Asset Management, Inc., et al. (4) 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	4,000,000	9.30%	1,864,300	93.22%	14,714,319	26.99%
C2W Partners Master Fund Limited	Southeastern Asset Management, Inc., et al. (4) 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	960,000	2.23%	100,000	5.00%	1,534,710	2.82%
Deseret Mutual Pension Trust	Southeastern Asset Management, Inc., et al. (4) 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	—	—	35,700	1.78%	205,171	0.38%
TOTAL		25,182,884	58.54%	2,000,000	100%	36,677,084	67.29%

(1)

See the tables included under “Security Ownership of Directors, Executive Officers and Certain Shareholders” below for additional information regarding Blackstone Holdings I/II GP’s ownership of Common Stock.

(2)

See the table “Beneficial Security Ownership of More Than 5% of the Company’s Shares” included under “Security Ownership of Directors, Executive Officers and Certain Shareholders” below for additional information regarding Moses Marx’s and K.F. Investors LLC’s ownership of Common Stock.

(3)

See the table “Beneficial Security Ownership of More Than 5% of the Company’s Shares” included under “Security Ownership of Directors, Executive Officers and Certain Shareholders” below for additional information regarding George Karfunkel’s and Chesed Foundation of America’s ownership of Common Stock. George Karfunkel is a member of the Board.

(4)

See the tables included under “Security Ownership of Directors, Executive Officers and Certain Shareholders” below for additional information regarding Southeastern Asset Management, Inc.’s beneficial ownership of Common Stock and Series A Preferred Stock and Jeffrey Engelberg’s relationship with C2W Partners Master Fund Limited.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND

CERTAIN SHAREHOLDERS

We have provided stock ownership tables below that contain certain information about shareholders who we believe, in each case as of the Record Date, are the beneficial owners of more than 5% of our outstanding Common Stock and Series A Preferred Stock, as well as information regarding stock ownership by our directors, named executive officers and our directors and executive officers as a group. Except as described below, as of the Record Date, we know of no person that beneficially owns more than 5% of our outstanding Common Stock, based solely upon filings made with the SEC.

Beneficial Security Ownership of More Than 5% of the Company’s Shares

The table below presents certain information as of the Record Date regarding the persons known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock and Series A Preferred Stock, with percentages based on [43,015,101] shares of Common Stock and 2,000,000 shares of Series A Preferred Stock outstanding.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned		Percent of Class Beneficially Owned
Blackstone Holdings I/II GP Inc., et al. c/o The Blackstone Group L.P. 345 Park Avenue New York, New York 10154	8,875,211	(1)	20.6%	—		—
George Karfunkel 1671 52nd Street Brooklyn, New York 11204	2,761,568	(2)	6.4%	—		—
GKarfunkel Family LLC 140 Broadway, Suite 3930 New York, New York 10005	2,380,154	(3)	5.5%	—		—
Moses Marx 160 Broadway New York, New York 10038	5,690,002	(4)	13.1%	—		—
Paradice Investment Management LLC, et al. 257 Fillmore Street, Suite 200 Denver, Colorado 80206	2,288,946	(5)	5.3%	—		—
Southeastern Asset Management, Inc., et al. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	47,952,051	(6)	55.8%	2,000,000	(6)	100%

(1)

Blackstone Holdings I/II GP Inc. (Blackstone) reports sole voting and dispositive power with respect to 8,875,211 shares of our Common Stock. Blackstone’s reported shares include those held by certain of its affiliates, including certain GSO funds and entities. This information is based on Amendment No. 6 to Schedule 13D filed with the SEC by Blackstone Holdings I/II GP Inc., et al. on April 11, 2018.

(2)

George Karfunkel reports sole voting and dispositive power with respect to all 2,761,568 shares. The amount shown also includes 500,000 shares of our Common Stock owned by the Chesed Foundation of America, a charitable foundation controlled by Mr. Karfunkel. This information is based on the Schedule 13D filed by Mr. Karfunkel on May 18, 2017 and subsequent Section 16 reports filed with the SEC by Mr. Karfunkel.

(3)

GKarfunkel Family LLC (Family LLC) and Henry Reinhold, the sole manager of the Family LLC, have sole voting and dispositive power with respect to 2,380,154 shares. This information has been provided to us by advisors to the Family LLC.

(4)

Moses Marx reports shared voting and dispositive power over 3,139,741 shares of our Common Stock held by Momar Corporation, of which Mr. Marx serves as president, and 1,519,646 shares held by United Equities Commodities Company (United Equities), a private investment company of which Mr. Marx is a 99% general partner. The amount shown also includes 170,000 shares held by 111 John Realty Corp., in which Mr. Marx and his spouse hold a 50% interest, and 614,041 shares held by Marneu Holding Company (Marneu) in which Mr. Marx holds a direct and indirect 75% general partnership interest. Additionally, the amount shown includes 246,574 shares held directly by Mr. Marx, as to which Mr. Marx reports having sole voting and dispositive power. The amount shown does not include 606,417 shares of our Common Stock held by K.F. Investors LLC (KF Investors), as to which KF Investors has sole voting and dispositive power. Mr. Marx and the other entities referenced in this footnote have agreed to act as a “group” with KF Investors within the meaning of Section 13(d)(3) of the Exchange Act, but Mr. Marx has no ownership interest in or any control over KF Investors. This information is based on Amendment No. 1 to Schedule 13D filed jointly by Mr. Marx and the entities described in this footnote on May 3, 2017 and Section 16 reports filed with the SEC by Mr. Marx.
(5)

Paradice Investment Management LLC, a Delaware limited liability company, reports that it shares voting power and dispositive power with respect to 1,875,185 shares and 2,288,946 shares, respectively, with Paradice Investment Management Pty Ltd, an Australian company with an address at Level 27, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000, Australia. This information is based on Amendment No. 2 to the Schedule 13G filed with the SEC on February 14, 2019 by Paradice Investment Management LLC, et al., reporting beneficial ownership as of December 31, 2018.

(6)

Southeastern reports beneficial ownership of 47,952,051 shares of our Common Stock, including 11,494,200 shares issuable upon conversion of 2,000,000 shares of Series A Preferred Stock and 31,497,850 shares issuable upon conversion of the Notes. The Notes are convertible 20 calendar days after the mailing of this Information Statement to holders of our Common Stock as of the Record Date. Southeastern shares voting power with Longleaf Partners Small-Cap Fund (Longleaf), a series of Longleaf Partners Funds Trust, a Massachusetts business trust, with respect to 44,075,040 shares. Southeastern reports no voting power with respect to 3,877,011 shares. Southeastern has sole dispositive power with respect to 767,408 shares and shares dispositive power with respect to 47,184,643 shares, including 44,075,040 shares with Longleaf. Mr. O. Mason Hawkins is the Chairman of the Board and Chief Executive Officer of Southeastern. All shares reported by Southeastern are owned by Southeastern’s investment advisory clients, including Longleaf, and none are owned directly or indirectly by Southeastern. This information is based on Amendment No. 5 to the Schedule 13G filed with the SEC on June 10, 2019 by Southeastern, et al., reporting beneficial ownership as of May 31, 2019.

Beneficial Security Ownership of Directors and Executive Officers

The table below presents certain information as of the Record Date regarding shares of Common Stock and shares of Series A Preferred Stock held by our directors, each of our named executive officers and all directors and executive officers as a group. The address of each director and named executive officer listed below is: c/o Eastman Kodak Company, 343 State Street, Rochester, New York 14650.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)		Percent of Class Beneficially Owned(1)(2)	Number of Shares of Series A Preferred Stock Beneficially Owned(1)(2)		Percent of Class Beneficially Owned(1)(2)
Directors
Richard Todd Bradley	48,388		—	—		—
James V. Continenza	1,537,500	(3)	3.5%	—		—
Jeffrey D. Engelberg	63,388	(4)	—	—	(4)	—
George Karfunkel	2,761,568	(5)	6.4%	—		—
Philippe D. Katz	2,004,830	(6)	4.7%	—		—
Jason New	—	(7)	—	—		—
William G. Parrett	2,321	(8)	—	—		—
Named Executive Officers
Jeffrey J. Clarke	942,798	(9)	2.2%	—		—
Eric-Yves Mahe	172,207	(10)	—	—		—
Sharon E. Underberg	41,150	(11)	—	—		—
All directors and executive officers as a group (18 persons, including the above)	8,929,633	(12)	19.1%	—	(4)	—	(4)

(1)

Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options” or restricted stock units (“RSUs”) that vest on a specific date. Percentages are based on [43,015,101] shares of Common Stock outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the shareholder.

(2)	We have omitted percentages of less than 1% from the table.
(3)

The amount shown includes presently exercisable options to purchase 1,537,500 shares of our Common Stock. Mr. Continenza also has 153,560 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors. Mr. Continenza became our Executive Chairman on February 20, 2019.

(4)

Mr. Engelberg is the managing member of Additive Advisory and Capital, LLC, which receives management fees from C2W Partners Master Fund Limited, which is one of the purchasers of the Series A Preferred Stock and the Notes reported by Southeastern Asset Management, Inc. in the table “Beneficial Security Ownership of More than 5% of the Company’s Shares.” Mr. Engelberg disclaims beneficial ownership of these shares.

(5)	The amount shown includes 500,000 shares of our Common Stock owned by the Chesed Foundation of America, a charitable foundation controlled by Mr. Karfunkel.
(6)

Mr. Katz reports having an indirect ownership interest in these shares of which 1,569,870 shares are held by Momar Corporation and 47,399 shares are held by 111 John Realty Corp., each an entity in which Mr. Katz has an ownership interest; 7,598 shares held by United Equities Commodities Company, an entity of which Mr. Katz is a general partner; 76,755 shares held by Marneu Holding Company, an entity of which Mr. Katz is a partner; and 303,208 shares held by KF Investors LLC, an entity of which Mr. Katz is a managing member. Mr. Katz is the son-in-law of Moses Marx, a greater than 5% holder of our shares as reported above in the table “Beneficial Security Ownership of More than 5% of the Company’s Shares.”

(7)

Certain funds or accounts managed, advised or sub-advised by GSO Capital Partners LP (GSO) own beneficial interests in our company, including the shares of Common Stock reported by Blackstone Holdings I/GP Inc., et al., in the table “Beneficial Security Ownership of More than 5% of the Company’s Shares.” GSO makes investment decisions through committees composed of senior managing directors and senior management. Mr. New is a Senior Managing Director of GSO. Mr. New disclaims beneficial ownership of these shares.

(8)	Mr. Parrett has 72,519 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors.
(9)

Mr. Clarke, a named executive officer, served as our Chief Executive Officer until February 20, 2019. The amount shown includes presently exercisable options to purchase 826,619 shares of our Common Stock.

(10)	The amount shown includes presently exercisable options to purchase 112,445 shares of our Common Stock.
(11)

The amount shown includes 150 shares of our Common Stock held by Ms. Underberg’s spouse. Ms. Underberg, a named executive officer, served as our General Counsel, Secretary and Senior Vice President until January 15, 2019.

(12)

The amount shown includes an aggregate of 69,346 RSUs and presently exercisable options to purchase an aggregate of 1,180,467 shares of Common Stock for executive officers who are not named executive officers.

INTERESTS OF CERTAIN PERSONS

No directors or officers of the Company purchased any Notes in the transactions described in this Information Statement, nor do any directors or officers of the Company beneficially own any Notes.

In its resolutions approving the Issuance, the Board acknowledged that Jeffrey D. Engelberg and Richard Todd Bradley had declared a possible conflict of interest to the Board in connection with the Issuance because of their nomination by Southeastern. Such resolutions were intended to satisfy the condition set forth in Section 6-8(1)(b) of the NJBCA, which provides for the approval of a conflicted transaction by a majority of disinterested directors. The Board disclosed to the Voting Shareholders that Jeffrey D. Engelberg and Richard Todd Bradley had declared this possible conflict of interest in connection with the Issuance. As acknowledged in the Written Consent, the Voting Shareholders were aware of and considered this possible conflict prior to executing and delivering the Written Consent.

In addition, a Special Committee of the Board comprised of independent directors not affiliated with the Purchasers considered and approved the Issuance.

OTHER MATTERS

Proposals by Security Holders

No shareholder proposals are included in this Information Statement.

Effective Dates

The Corporate Actions will take effect on August [•], 2019, which is 20 calendar days following the date we first mail this Information Statement to our holders of Common Stock. The consummation of the purchase and sale of the Notes pursuant to the Purchase Agreement occurred on May 24, 2019.

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Dissenters’ Rights of Appraisal

None of the NJBCA, our Certificate of Incorporation or our By-laws provides holders of Common Stock or Series A Preferred Stock with dissenters’ or appraisal rights in connection with the Actions described in this Information Statement.

Householding

We are sending this Information Statement to each holder of Common Stock of record. We have elected not to take advantage of the SEC’s householding rules that allow us to deliver a single set of materials to holders of record who share the same address. If you are a beneficial owner, your broker or other nominee may continue to send a single Information Statement to your household. Please contact your broker or other nominee if you wish to adjust your preferences regarding the delivery of materials from the Company.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed on April 1, 2019 (the “Annual Report”);

•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which was filed on May 9, 2019; and

•	The Company’s Current Reports on Form 8-K, filed on April 9, 2019 (only Item 2.01), May 21, 2019 and May 24, 2019.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement, including the Annual Report, through our website, www.kodak.com, and from the SEC at its website, www.sec.gov, or by contacting our Shareholder Services at (585) 724-4053 or shareholderservices@kodak.com. Copies of the definitive agreements will also be made available to you without charge by contacting our Shareholder Services at (585) 724-4053 or shareholderservices@kodak.com.

By Order of the Board of Directors,

/s/ James V. Continenza
James V. Continenza
Executive Chairman of the Board of Directors
of Eastman Kodak Company

ANNEX A – FORM OF WRITTEN CONSENT

MAJORITY CONSENT IN LIEU OF

A SPECIAL MEETING OF THE

SHAREHOLDERS OF EASTMAN KODAK

COMPANY

A New Jersey Corporation

July 19, 2019

The undersigned being, as of July 19, 2019 (the “Record Date”), (i) the holders of approximately [53]% of the voting power of the outstanding shares entitled to vote on these matters, excluding shares beneficially owned by an interested shareholder, (ii) the holders of approximately [67%] of the voting power of the outstanding shares of common stock, par value of $0.01 per share (the “Common Stock”), of Eastman Kodak Company, a New Jersey corporation (the “Company”) and the Company’s 5.50% Series A Preferred Stock, no par value (the “Series A Preferred Stock”), and (iii) the holders of approximately [58]% of the outstanding shares of Common Stock, voting separately as a class, and 100% of the outstanding shares of Series A Preferred Stock, voting separately as a class (together, the “Voting Shareholders”), acting by written consent in accordance with Section 10 of the Company’s Fourth Amended and Restated By-laws (the “Bylaws”) and Section 14A:5-6 of the New Jersey Business Corporation Act (the “NJBCA”), do hereby authorize and approve the corporate actions set forth in the following resolutions without the formality of convening a meeting, and do hereby consent to the actions of the Company set forth in the following resolutions.

5.00% SECURED CONVERTIBLE NOTES

WHEREAS, as recommended to the Board of Directors of the Company (the “Board of Directors”) by the special committee of the Board of Directors (the “Special Committee”), at a meeting of the Special Committee held on May 20, 2019, and as approved and deemed advisable by the Board of Directors (other than the Interested Directors (as defined below)) pursuant to the meeting of the Board of Directors held on May 20, 2019, the Board of Directors has declared advisable and approved certain transactions, whereby the Company has issued and sold $100 million aggregate principal amount of Secured Convertible Promissory Notes (the “Notes”), in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended, which Notes will be convertible into shares of Common Stock at the option of the holders thereof and, in certain circumstances, by the Company, subject to approval by the shareholders of the Company as provided herein; and

WHEREAS, the exercise of the conversion features of the Notes is subject to the approval by the shareholders of the Company of the issuance of the Notes, the conversion of the Notes and the issuance of shares of Common Stock upon conversion of the Notes as provided herein;

WHEREAS, the form of note, attached hereto as Exhibit A (the “Form of Note”), sets forth the terms of the Notes;

NYSE Listed Company Rules

WHEREAS, the Common Stock is listed on the New York Stock Exchange (the “NYSE”) and the Company is subject to NYSE rules and regulations;

WHEREAS, Section 312.03(b) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions to a substantial security holder (as defined in Section 312.04 of the NYSE Listed Company Manual) of the Company if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either five percent of the number of shares of common stock or five percent of the voting power outstanding before the issuance;

WHEREAS, Section 312.03(c) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if (i) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock;

WHEREAS, upon approval by holders of more than a majority of the shares of Common Stock of the conversion feature of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion pursuant to the terms of the Notes, the Notes will represent upon such approval, more than 20% of the voting power of the Company or number of shares of Common Stock outstanding before such issuance;

WHEREAS, Section 312.03(d) of the NYSE Listed Company Manual requires shareholder approval prior to an issuance that will result in a change of control of the issuer;

WHEREAS, Section 312.07 of the NYSE Listed Company Manual requires that where any matter requires shareholder approval, the minimum vote which will constitute shareholder approval for such purposes is defined as approval by a majority of votes cast on a proposal in a proxy bearing on the particular matter;

WHEREAS, in order to obtain the shareholder approval required by Sections 312.03(b) and 312.03(c) of the NYSE Listed Company Manual to authorize the conversion of the Notes into shares of Common Stock, the Board of Directors has submitted such conversion feature of the Notes and the issuance of shares of Common Stock upon conversion of the Notes for approval by the shareholders of the Company as provided herein;

WHEREAS, as Section 312.03(d) of the NYSE Listed Company Manual does not define a “change of control”, in order to obtain any shareholder approval required by Section 312.03(d) upon conversion of the Notes into shares of Common Stock, the Board of Directors has submitted such conversion feature of the Notes and the issuance of shares of Common Stock upon conversion of the Notes for the approval by the shareholders of the Company as provided herein, if and to the extent required pursuant to Section 312.03(d) of the NYSE Listed Company Manual;

WHEREAS, as provided in the Form of Note and in order to comply with Section 312.03(b), Section 312.03(c) and, if and to the extent required, Section 312.03(d) of the NYSE Listed Company Manual, prior to the approval by holders of more than a majority of the shares of Common Stock outstanding before such issuance, the Notes shall not be convertible into any shares of Common Stock;

New Jersey Business Corporation Act and New Jersey Shareholders Protection Act

WHEREAS, Section 4 of the New Jersey Shareholders Protection Act (“NJSPA”) provides that no resident domestic corporation shall engage in any business combination (as defined in Section 3 of the NJSPA) with any interested stockholder (as defined in Section 3 of the NJSPA) of that resident domestic corporation for a period of five years following that interested stockholder’s stock acquisition date unless, among other conditions, the transaction or series of related transactions which caused the person to become an interested stockholder was approved by the board of directors of that resident domestic corporation prior to that interested stockholder’s stock acquisition date and any subsequent business combinations with that interested stockholder are approved by the board of directors of that resident domestic corporation, provided that any such subsequent business combination is approved by (1) the board of directors, or a committee of that board, consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder, and (2) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose;

WHEREAS, Section 5 of the NJSPA provides that no resident domestic corporation shall engage at any time in any business combination with any interested stockholder of that resident domestic corporation, unless, among other conditions, the business combination is approved by (1) the board of directors, or a committee of the board of directors, of that resident domestic corporation consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder prior to the consummation of the business combination; and (2) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose (or by a written consent as provided herein) if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors of the resident domestic corporation prior to the consummation of such transaction or series of related transactions;

WHEREAS, Southeastern Asset Management, Inc. or its affiliates or managed funds (“Southeastern”) has purchased the Notes, and Southeastern is an interested stockholder (as defined in Section 14A:10A-3 of the NJSPA) of the Company;

WHEREAS, on an as-converted basis, the issuance of the Notes to Southeastern may be deemed to be a business combination (as defined in Section 14A:10A-3 of the NJSPA);

WHEREAS, Section 7-9(4) of the New Jersey Business Corporation Act (the “NJBCA”) provides that if there is shareholder approval of the issuance of convertible securities, such approval may provide that the board of directors is authorized upon such issue to increase the authorized shares of any class or series of the corporation to such number as will not be more than sufficient, when added to the previously authorized shares of such class or series, to satisfy the conversion privileges of the securities being issued without additional shareholder approval;

WHEREAS, as provided in the Form of Note and in order to comply with Section 14A:10A-1 et seq. of the NJSPA, prior to the approval by holders of more than a majority of the shares of Common Stock not beneficially owned by Southeastern, or any other interested shareholder, the Notes shall not be convertible into any shares of Common Stock;

WHEREAS, in order to obtain the shareholder approval required by the NJSPA and Section 7-9(4) of the NJBCA, the Board of Directors has submitted the issuance of the Notes, the conversion feature of the Notes and the issuance of shares of Common Stock upon conversion of the Notes for approval by the shareholders of the Company as provided herein;

WHEREAS, the Board of Directors has disclosed to the undersigned that Jeffrey D. Engelberg and Richard Todd Bradley (together, the “Interested Directors”) have declared to the Board that they have an interest in the Offering because of their nomination by Southeastern, and accordingly, such Interested Directors did not participate in the consideration or approval by the Board of Directors of the Offering;

WHEREAS, the Board of Directors has set the Record Date as the record date for determining the shareholders entitled to vote on the approval of the issuance of the Notes, the conversion feature of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion of the Notes (and all related matters and approvals);

WHEREAS, the required Voting Shareholders described above desire to ratify, adopt, approve and confirm the conversion features of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion of the Notes pursuant to the terms of the Notes;

NOW, THEREFORE, IT IS:

RESOLVED, that the undersigned hereby ratify, adopt, approve, confirm and consent to the issuance of the Notes, including for purposes of Section 7-9(4) of the NJBCA, the conversion features of the Notes and the issuance of all shares of Common Stock that are issuable upon conversion of the Notes pursuant to the terms of the Notes; and

FURTHER RESOLVED, that the Company is authorized, empowered and directed to take all such actions, to cause to be prepared and filed all such documents, to make all expenditures and to execute all instruments deemed by the officers of the Company to be necessary or desirable in carrying out and effectuating the foregoing resolution and the transactions contemplated thereby, including to effect the conversion of the Notes at the option of the Company pursuant to the terms of the Notes, if such conversion is approved by a majority of the Board of Directors, other than the directors affiliated with the holders of the Notes; and

FURTHER RESOLVED, that in accordance with Section 7-9(4) of the NJBCA, the Board of Directors is authorized, without approval of the shareholders of the Company, to increase the amount of authorized shares of Common Stock to such number as will be not more than sufficient, when added to the previously authorized but unissued shares of Common Stock, to satisfy the conversion privileges of the Notes.

TAX ASSET PROTECTION PLAN, PROTECTIVE AMENDMENT AND SERIES A PREFERRED STOCK AMENDMENT

WHEREAS, the Company has certain significant United States net operating loss carryforwards and foreign tax credits (collectively, the “Tax Attributes”);

WHEREAS, in order to preserve the Company’s ability to use its Tax Attributes to reduce its future United States income tax liability, the Company (i) is considering entering into (i) a tax asset protection plan, in substantially the form set forth in Exhibit B hereto (the “Proposed Plan”), and (ii) proposes to adopt an amendment to the second amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”) in the form set forth in Exhibit C hereto (the “Protective Amendment”);

WHEREAS, in connection with the potential entry by the Company into the Proposed Plan, it is proposed that the Company enter into certain amendments to the terms of the Series A Preferred Stock to, among other things, (i) address the adjustment to the Conversion Rate in the event of an exchange or exercise of rights pursuant to the Proposed Plan and (ii) restrict transfers of the Series A Preferred Stock at any time prior to the Expiration Time (as defined in the Proposed Plan) of the Proposed Plan (the “Series A Preferred Stock Amendment”), in the form set forth in Exhibit D hereto;

WHEREAS, pursuant to the Certificate of Incorporation, neither the Company nor the Board may authorize, approve or adopt the Proposed Plan without the affirmative vote of a majority of votes authorized to be cast by the holders of Common Stock and any Preferred Stock (as defined in the Certificate of Incorporation), voting separately as classes;

WHEREAS, pursuant to the Certificate of Incorporation, the affirmative vote of a majority of votes authorized to be cast by holders of the Common Stock and Series A Preferred Stock shall be required to authorize and approve the Protective Amendment;

WHEREAS, pursuant to the Certificate of Incorporation, the affirmative vote of more than 66 2/3% of the outstanding shares of the Series A Preferred Stock shall be required to authorize and approve the Series A Preferred Stock Amendment; and

WHEREAS, the required Voting Shareholders described above desire to approve the Proposed Plan, and to authorize and approve the Protective Amendment and the Series A Preferred Stock Amendment.

NOW, THEREFORE, IT IS:

RESOLVED, that the Voting Shareholders hereby approve the Board authorizing, and the Company entering into, the Proposed Plan and hereby approve the adoption of the Protective Amendment and the Series A Preferred Stock Amendment, and instruct the Company to insert in the Series A Preferred Stock Amendment for the date of the Tax Asset Protection Plan referred to therein that date which is 20 days following the mailing of the Schedule 14C information statement with respect to the matters addressed in this consent; and

FURTHER RESOLVED, that the Company is authorized, empowered and directed to take all such actions, to cause to be prepared and filed all such documents, to make all expenditures and to execute all instruments deemed by the officers of the Company to be necessary or desirable in carrying out and effectuating the foregoing resolutions.

Upon the receipt of this written consent, the proper officer or officers of the Company are directed to promptly notify, by means of a Schedule 14C information statement, all non-consenting shareholders who would have been entitled to notice of a meeting to vote upon such action, of the action consented to. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the corporate actions referred to herein shall not be effective until 20 calendar days following the mailing of the Schedule 14C information statement.

This written consent may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same consent.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned being, as of the Record Date, the holders (or authorized representatives thereof) of approximately [53]% of all outstanding shares of Common Stock of the Company not owned by an interested shareholder have executed this Written Consent as of the date first above written.

[•]

By
Name:
Title:

[Signature Page to Shareholder Written Consent]

IN WITNESS WHEREOF, the undersigned being, as of the Record Date, the holders (or authorized representatives thereof) of approximately [67]% of all outstanding shares of Common Stock of the Company entitled to vote on the matters described herein have executed this Written Consent as of the date first above written.

[•]

By
Name:
Title:

[Signature Page to Shareholder Written Consent]

IN WITNESS WHEREOF, the undersigned being, as of the Record Date, the holders (or authorized representatives thereof) of 100% of all outstanding shares of Preferred Stock entitled to vote on the matters described herein as a class have executed this Written Consent as of the date first above written.

[•]

By
Name:
Title:

[Signature Page to Shareholder Written Consent]

Exhibit A

Form of Note

[OMITTED]

Exhibit B

Draft Tax Asset Protection Plan

[OMITTED]

Exhibit C

Protective Amendment

[OMITTED]

Exhibit D

Series A Preferred Stock Amendment

[OMITTED]